EXHIBIT 99.1

Upwork Reports First Quarter 2021 Financial Results

San Francisco, CA – May 4, 2021 – Upwork Inc. (Nasdaq: UPWK), the world’s largest work marketplace that connects businesses with independent talent, as measured by gross services volume (“GSV”), today announced its first quarter 2021 financial results.

“After a record year in 2020, we’re off to an even stronger 2021,” said Hayden Brown, President and Chief Executive Officer of Upwork. “We continue to see success with our strategy as demonstrated by accelerating growth of both new clients and core clients, growing spend per client, and increasing customer lifetime value. With Covid shattering the biggest impediment to broader freelancer adoption - businesses’ prior discomfort with remote work - now is the time to introduce the new work marketplace industry category, which we announced today . Shining a spotlight on the work marketplace category and the numerous ways businesses and freelancers can work together on Upwork will help them achieve more than they ever imagined was possible.”

First Quarter 2021 Financial Results
•GSV increased by 41% year-over-year to $786.8 million;
•Revenue grew 37% year-over-year to $113.6 million;
•Marketplace revenue grew 40% year-over-year to $104.7 million;
•Marketplace take rate was 13.5%, down from 13.6% a year ago;
•Gross margin increased one percentage point year-over-year to 73%;
•Net loss was $7.8 million, or $(0.06) per share, compared to a net loss of $10.0 million, or $(0.09) per share, in the first quarter of 2020;
•Non-GAAP net income was $4.2 million, or $0.03 per share, compared to non-GAAP net loss of $3.6 million, or $(0.03) per share, in the first quarter of 2020; and
•Adjusted EBITDA, a non-GAAP financial measure, was $6.9 million compared to $(1.0) million in the first quarter of 2020.

Note: Reported figures are rounded; unless otherwise noted, comparisons of the first quarter of 2021 are to the first quarter of 2020. All financial measures are GAAP unless cited as non-GAAP. Certain operating metrics used here, including “GSV” and “marketplace take rate,” are defined in our Annual Report on Form 10-K for the year ended December 31, 2020 and will also be set forth in our most recently filed Quarterly Report on Form 10-Q when filed.

A reconciliation of GAAP to non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Guidance
The guidance we are providing today factors in the expected impacts of the COVID-19 pandemic that are available to us as of today.

As of May 4, 2021, Upwork is providing the following guidance for its second quarter and full year 2021:

For the second quarter of 2021, Upwork expects to report:
•Revenue in the range of $119 million to $121 million
•Adjusted EBITDA in the range of $2 million to $3 million
•Weighted average shares outstanding in the range of 127 million to 129 million

For the full year 2021, Upwork expects to report:
•Revenue in the range of $480 million to $490 million
•Adjusted EBITDA in the range of $16 million to $20 million
•Weighted average shares outstanding in the range of 128 million to 132 million

We have not reconciled our adjusted EBITDA guidance to GAAP net income (loss) because certain items that impact GAAP net income (loss) are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2021 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA to net income (loss) is not available without unreasonable effort.

First Quarter 2021 Financial Results Conference Call and Webcast
Upwork will host a conference call today at 2 p.m. Pacific Time/5 p.m. Eastern Time to discuss the company’s first quarter 2021 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com. The prepared remarks corresponding to the information reviewed on today’s conference call will also be available on our Investor Relations website, once the call has concluded.

Upwork will host a virtual Investor Day on June 15. More information and registration can be found on our website.

We use our investor relations website (investors.upwork.com), our Twitter handle (twitter.com/Upwork) and Hayden Brown’s Twitter handle (twitter.com/hydnbrwn) and LinkedIn profile (linkedin.com/in/haydenlbrown) as a means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases and earnings releases and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. The content of our websites and information that we may post on or provide to online and social media channels, including those mentioned above, and information that can be accessed through our websites or these online and social media channels are not incorporated by reference into this press release or in any report or document we file with the SEC, and any references to our websites or these online and social media channels are intended to be inactive textual references only.

Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding the future performance of Upwork and its market opportunity, including expected financial results for the second quarter and full year of 2021, expectations regarding the impact of the COVID-19 pandemic on our business and industry, and expectations for capturing market share and regarding the changing landscape of work, as well as statements regarding our planned investments to support growth. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results. Forward-looking statements are based upon various estimates and assumptions, as well as information known to Upwork as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: the impact and duration of the COVID-19 pandemic on our business and global economic conditions; the impact, severity and duration of safety measures put in place to mitigate the impact of the COVID-19 pandemic; our ability to attract and retain a community of freelancers and clients; our limited operating history under our current business strategy and pricing model; our focus on the long-term and our investments in sustainable, profitable growth; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the impact of new and existing laws and regulations; our ability to generate revenue from our marketplace offerings and the effects of fluctuations in our level of client spend retention; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; competition; challenges to contractor classification or employment status of freelancers on our work marketplace; the possibility that the market for freelancers and the services they offer will develop more slowly than we expect; user circumvention of our work marketplace; our ability to sell to large enterprise, global account, and mid-market clients; the success of our investments in our enterprise sales organization and our related marketing efforts, and expectations for the ability for enterprise sales to drive incremental revenue and GSV growth; changes in the amount and mix of services facilitated through our work marketplace from period to period; changes in our level of investment in sales and marketing, research and development, and general and administrative expenses, and our hiring plans for sales personnel; the market for information technology; future changes to our pricing model; payment and fraud risks; security breaches; privacy; litigation and related costs; changes in management; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties and assumptions, including those related to the impacts of the COVID-19 pandemic on our clients’ spending decisions. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on February 24, 2021 and our other SEC filings, which are available on the Investor Relations page of our website at investors.upwork.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the three months ended March 31, 2021 when filed. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

Undue reliance should not be placed on the forward-looking statements in this press release. These statements are based on information available to Upwork on the date hereof, and Upwork assumes no obligation to update such statements.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present non-GAAP cost of revenue (and as a percentage of revenue), non-GAAP gross profit (and as a percentage of revenue), non-GAAP operating expenses (total and each line item, and total and each non-GAAP operating expense item as a percentage of revenue), non-GAAP income (loss) from operations (and as a percentage of revenue), non-GAAP net income (loss) (and as a percentage of revenue and on a per share basis), and adjusted EBITDA in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from one or more of our non-GAAP financial measures: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions), depreciation and amortization (non-cash expense), interest expense, other (income) expense, net, income tax (benefit) provision, and, if applicable, other non-cash transactions.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) stock-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; (c) tax payments that may represent a reduction in cash available to us; or (d) expense from our common stock warrant issued to the Tides Foundation, which is recurring and will be reflected in our financial results for the foreseeable future. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation.

About Upwork
Upwork is the world’s largest work marketplace that connects businesses with independent talent, as measured by GSV. We serve everyone from one-person startups to 30% of the Fortune 100 with a powerful, trust-driven platform that enables companies and freelancers to work together in new ways that unlock their potential. Our talent community earned over $2.3 billion on Upwork in 2020 across more than 10,000 skills, including website & app development, creative & design, customer support, finance & accounting, consulting, and operations. Learn more at www.upwork.com and join us on LinkedIn, Twitter, and Facebook.

Upwork is a registered trademark of Upwork Inc. All other product and brand names may be trademarks or registered trademarks of their respective owners.

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue
Marketplace	$104,670	$74,782
Managed services	8,949	8,414
Total revenue	113,619	83,196
Cost of revenue	30,441	23,485
Gross profit	83,178	59,711
Operating expenses
Research and development	26,613	19,348
Sales and marketing	39,604	30,678
General and administrative	23,531	17,824
Provision for transaction losses	1,127	912
Total operating expenses	90,875	68,762
Loss from operations	(7,697)	(9,051)
Interest expense	199	230
Other (income) expense, net	(78)	731
Loss before income taxes	(7,818)	(10,012)
Income tax provision	(17)	(9)
Net loss	$(7,835)	$(10,021)

Net loss per share, basic and diluted	$(0.06)	$(0.09)
Weighted-average shares used to compute net loss per share, basic and diluted	125,279	114,119

UPWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$104,316	$94,081
Marketable securities	65,513	75,570
Funds held in escrow, including funds in transit	161,403	135,042
Trade and client receivables, net	51,894	47,018
Prepaid expenses and other current assets	10,742	9,090
Total current assets	393,868	360,801
Property and equipment, net	27,868	28,139
Goodwill	118,219	118,219
Intangible assets, net	—	667
Operating lease asset	18,818	19,729
Other assets, noncurrent	1,560	1,672
Total assets	$560,333	$529,227

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$12,080	$6,455
Escrow funds payable	161,403	135,042
Debt, current	7,586	7,581
Accrued expenses and other current liabilities	26,762	32,868
Deferred revenue	18,157	16,801
Total current liabilities	225,988	198,747
Debt, noncurrent	1,263	3,142
Operating lease liability, noncurrent	19,714	20,506
Other liabilities, noncurrent	7,867	7,522
Total liabilities	254,832	229,917

Stockholders’ equity
Common stock	13	12
Additional paid-in capital	508,147	494,122
Accumulated deficit	(202,659)	(194,824)
Total stockholders’ equity	305,501	299,310
Total liabilities and stockholders’ equity	$560,333	$529,227

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,835)	$(10,021)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for transaction losses	901	767
Depreciation and amortization	3,194	2,308
Amortization of debt issuance costs	19	13
Amortization of premium (discount) on purchases of marketable securities, net	10	(174)
Amortization of operating lease asset	911	969
Tides Foundation common stock warrant expense	188	188
Stock-based compensation expense	11,226	5,537
Changes in operating assets and liabilities:
Trade and client receivables	(5,584)	(5,891)
Prepaid expenses and other assets	(1,542)	(464)
Operating lease liability	(401)	(459)
Accounts payable	5,540	994
Accrued expenses and other liabilities	(6,291)	3,881
Deferred revenue	1,540	650
Net cash provided by (used in) operating activities	1,876	(1,702)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(20,976)	(26,789)
Proceeds from maturities of marketable securities	31,000	33,000
Purchases of property and equipment	(70)	(1,288)
Internal-use software and platform development costs	(2,298)	(1,999)
Net cash provided by investing activities	7,656	2,924
CASH FLOWS FROM FINANCING ACTIVITIES:
Changes in escrow funds payable	26,360	14,834
Proceeds from exercises of stock options	2,597	3,165
Proceeds from borrowings on debt	—	15,000
Repayment of debt	(1,893)	(1,893)
Net cash provided by financing activities	27,064	31,106
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	36,596	32,328
Cash, cash equivalents, and restricted cash—beginning of period	232,463	159,603
Cash, cash equivalents, and restricted cash—end of period	$269,059	$191,931

The following table reconciles cash, cash equivalents, and restricted cash as reported in the condensed consolidated balance sheets to the total of the same amounts shown in the condensed consolidated statements of cash flows as of the following (in thousands):

	March 31, 2021	December 31, 2020	March 31, 2020	December 31, 2019
Cash and cash equivalents	$104,316	$94,081	$65,635	$48,392
Restricted cash	3,340	3,340	2,740	2,490
Funds held in escrow, including funds in transit	161,403	135,042	123,556	108,721
Total cash, cash equivalents, and restricted cash as shown in the condensed consolidated statement of cash flows	$269,059	$232,463	$191,931	$159,603

UPWORK INC.
COST OF REVENUE AND GROSS MARGIN
(In thousands, except percentages)
(Unaudited)

	Three Months Ended March 31,
	2021	2020	Change
Cost of revenue	$30,441	$23,485	$6,956	30%
Components of cost of revenue:
Cost of freelancer services to deliver managed services	7,208	6,962	246	4%
Other components of cost of revenue	23,233	16,523	6,710	41%
Total gross margin	73%	72%

UPWORK INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except for percentages and per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
GAAP Net Loss	$(7,835)	$(10,021)
Add back (deduct):
Stock-based compensation expense	11,226	5,537
Depreciation and amortization	3,194	2,308
Interest expense	199	230
Other (income) expense, net	(78)	731
Income tax provision	17	9
Tides Foundation common stock warrant expense	188	188
Non-GAAP Adjusted EBITDA	$6,911	$(1,018)

Cost of Revenue Reconciliation:
Cost of revenue, GAAP	$30,441	$23,485
Stock-based compensation	(201)	(174)
Cost of revenue, Non-GAAP	$30,240	$23,311
% of revenue, GAAP	27%	28%
% of revenue, Non-GAAP	27%	28%

Gross Profit Reconciliation:
Gross profit, GAAP	$83,178	$59,711
Stock-based compensation	201	174
Gross profit, Non-GAAP	$83,379	$59,885
% of revenue, GAAP	73%	72%
% of revenue, Non-GAAP	73%	72%

Operating Expenses Reconciliation:
Research and development, GAAP	$26,613	$19,348
Stock-based compensation	(3,297)	(1,950)
Research and development, Non-GAAP	$23,316	$17,398
% of revenue, GAAP	23%	23%
% of revenue, Non-GAAP	21%	21%

Sales and marketing, GAAP	$39,604	$30,678
Stock-based compensation	(1,278)	(928)
Sales and marketing, Non-GAAP	$38,326	$29,750
% of revenue, GAAP	35%	37%
% of revenue, Non-GAAP	34%	36%

General and administrative, GAAP	$23,531	$17,824
Stock-based compensation	(6,450)	(2,485)
Amortization of intangible assets	(667)	(667)
Tides Foundation common stock warrant expense	(188)	(188)
General and administrative, Non-GAAP	$16,226	$14,484
% of revenue, GAAP	21%	21%
% of revenue, Non-GAAP	14%	17%

Loss from Operations Reconciliation:
Loss from operations, GAAP	$(7,697)	$(9,051)
Stock-based compensation	11,226	5,537
Amortization of intangible assets	667	667
Tides Foundation common stock warrant expense	188	188
Income (loss) from operations, Non-GAAP	$4,384	$(2,659)
% of revenue, GAAP	-7%	-11%
% of revenue, Non-GAAP	4%	-3%

Net Loss Reconciliation:
Net loss, GAAP	$(7,835)	$(10,021)
Stock-based compensation	11,226	5,537
Amortization of intangible assets	667	667
Tides Foundation common stock warrant expense	188	188
Net income (loss), Non-GAAP	$4,246	$(3,629)
% of revenue, GAAP	-7%	-12%
% of revenue, Non-GAAP	4%	-4%

Net Loss per Share Reconciliation:
Weighted-average shares outstanding	125,279	114,119
Net loss per share, GAAP	$(0.06)	$(0.09)
Net income (loss) per share, Non-GAAP	$0.03	$(0.03)